                                                               Exhibit (j)(3)(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus and the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 8 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 14, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report to Shareholders of WM Strategic Asset Management Portfolios (formerly known as Sierra Asset Management Portfolios), which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants and Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 1999